Filed pursuant to Rule 424(b)(3)

Registration No. 333-103339

Prospectus Supplement No. 2

(To Prospectus Dated August 11, 2003)

$969,790,000

INTERNATIONAL GAME TECHNOLOGY
ZERO-COUPON CONVERTIBLE DEBENTURES DUE JANUARY 29, 2003 AND
COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES

This prospectus supplement amends and supplements the prospectus dated August 11, 2003, as supplemented by Prospectus Supplement No. 1 dated September 4, 2003, relating to our Zero-Coupon Convertible Debentures due January 29, 2003 (the “Debentures”) and the shares of our common stock issuable upon conversion of the Debentures.

This prospectus supplement is incorporated by reference into, and should be read in conjunction with, the prospectus dated August 11, 2003, including any amendments or supplements to it. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated August 11, 2003, including any amendments or supplements to it.

See “Risk Factors” beginning on page 10 of the prospectus dated August 11, 2003 to read about factors you should consider before buying the Debentures.

Neither the Securities and Exchange Commission, any state securities commission, nor any gaming regulatory authority has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement amends and replaces the second paragraph and the table under the heading “Selling Securityholders” beginning on page 47 of the prospectus dated August 11, 2003 and page 2 of Prospectus Supplement No. 1 dated September 4, 2003, with the information in the following paragraph and table.

The date of this prospectus supplement is September 23, 2003.

SELLING SECURITYHOLDERS

       The table below sets forth the name of each selling securityholder, the principal amount at maturity of Debentures, as of September 23, 2003, that each selling securityholder may offer pursuant to this prospectus and the number of shares of our Common Stock into which those Debentures are convertible. Unless set forth below, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

	Aggregate Principal	Percentage
	Amount at Maturity	of	Number of	Number of	Number of
	of Debentures	Debentures	Shares of	Shares of	Shares of
	Owned Before	Outstanding	Common Stock	Common Stock	Common Stock
	Offering and That	Before	Held Before	Offered for	Held After
Name	May Be Sold	Offering	Offering(1)	Sale(1)(2)	Offering(3)

AIG DKR SoundShore Oasis Holding Fund Ltd.	$4,500,000	*	95,266	95,266	—
AIG DKR SoundShore Overseas Holding Fund Ltd.	$1,570,000	*	33,237	33,237	—
AIG DKR SoundShore Strategic Holding Fund Ltd.	$5,000,000	*	105,852	105,852	—
Alexandra Global Master Fund, LTD	$10,000,000	1.03%	211,704	211,704	—
AM Investment D Fund (QP) Ltd.	$825,000	*	17,465	17,465	—
AM Investment E Fund Ltd.	$4,725,000	*	100,030	100,030	—
Amaranth LLC	$8,800,000	*	186,299	186,299	—
American Fidelity Assurance Company	$1,400,000	*	29,638	29,638	—
Amerisure Mutual Insurance Company	$555,000	*	11,749	11,749	—
AOI Alternative Investments	$2,000,000	*	42,340	42,340	—
Arbitex Master Fund, L.P.(5)	$19,900,000	2.05%	421,290	421,290	—
Asymmetric Convertible Fund(5)	$2,000,000	*	42,340	42,340	—
ATSF-Transamerica Convertible Securities(5)	$10,000,000	1.03%	211,704	211,704	—
Aventis Pension Master Trust	$350,000	*	7,409	7,409	—
Bank Austria Cayman Islands, LTD	$6,000,000	*	127,022	127,022	—
Bear, Stearns & Co., Inc.(4)	$15,000,000	1.55%	317,556	317,556	—
Bear Stearns International Limited (BSIL)(4)(5)	$11,700,000	1.21%	247,693	247,693	—
BGI Global Investors c/ o Forest Investment Management L.L.C.	$1,422,000	*	30,104	30,104	—
Blue Cross Blue Shield of Delaware, Inc.	$330,000	*	6,986	6,986	—
BNP Paribas Equity Strategies, SNC(5)	$15,786,000	1.63%	370,639	334,195	36,444
Boilermaker-Blacksmith Pension Trust	$2,000,000	*	42,340	42,340	—
CALAMOS® Convertible Fund — CALAMOS® Investment Trust	$37,000,000	3.82%	783,304	783,304	—
CALAMOS® Convertible Growth and Income Fund — CALAMOS Investment Trust	$36,000,000	3.71%	762,134	762,134	—
CALAMOS® Convertible Portfolio — CALAMOS® Advisors Trust	$225,000	*	4,763	4,763	—
CALAMOS® Global Convertible Fund — CALAMOS® Investment Trust	$500,000	*	10,585	10,585	—
The California Wellness Foundation	$575,000	*	12,172	12,172	—
Canadian Imperial Holdings Inc.(5)	$20,000,000	2.06%	423,408	423,408	—
CareFirst BlueChoice, Inc.	$250,000	*	5,292	5,292	—
CareFirst of Maryland, Inc.	$900,000	*	19,053	19,053	—
CC Convertible Arbitrage, Ltd.(5)	$9,200,000	*	194,767	194,767	—
CC Investments, LDC(5)	$11,700,000	1.21%	247,693	247,693	—
CGNU Life Global Convertibles	$2,200,000	*	46,574	46,574	—
Chrysler Corporation Master Retirement Trust	$6,175,000	*	130,727	130,727	—
Citi JL, Ltd.	$334,000	*	7,070	7,070	—
City of Albany Pension Plan	$200,000	*	4,234	4,234	—
City of Birmingham Retirement & Relief System	$1,900,000	*	40,223	40,223	—
City of Knoxville Pension System	$425,000	*	8,997	8,997	—
The Cockrell Foundation	$200,000	*	4,234	4,234	—

	Aggregate Principal	Percentage
	Amount at Maturity	of	Number of	Number of	Number of
	of Debentures	Debentures	Shares of	Shares of	Shares of
	Owned Before	Outstanding	Common Stock	Common Stock	Common Stock
	Offering and That	Before	Held Before	Offered for	Held After
Name	May Be Sold	Offering	Offering(1)	Sale(1)(2)	Offering(3)

Commercial Union Life Global Convertibles	$3,000,000	*	63,511	63,511	—
Common Fund Event Driven Company, Ltd. c/o Levco(5)	$250,000	*	5,292	5,292	—
CooperNeff Convertible Strategies (Cayman) Master Fund, L.P.	$10,801,000	1.11%	228,661	228,661	—
Credit Suisse First Boston Europe Limited(5)	$5,000,000	*	105,852	105,852	—
D.E. Shaw Investment Group, L.P.(5)	$3,800,000	*	80,447	80,447	—
D.E. Shaw Valence Portfolios, L.P.(5)	$15,000,000	1.55%	317,556	317,556	—
Deephaven Domestic Convertible Trading Ltd.	$4,930,000	*	104,370	104,370	—
Delta Air Lines Master Trust — CV	$2,185,000	*	46,257	46,257	—
Delta Airlines Master Trust	$2,000,000	*	42,340	42,340	—
Delta Pilots Disability & Survivorship Trust — CV	$1,055,000	*	22,334	22,334	—
Delta Pilots Disability & Survivorship Trust	$600,000	*	12,702	12,702	—
Dorinco Reinsurance Company	$1,100,000	*	23,287	23,287	—
The Dow Chemical Employees’ Retirement Plan	$3,800,000	*	80,447	80,447	—
The Fondren Foundation	$260,000	*	5,504	5,504	—
Forest Fulcrum Fund L.L.P.(4)	$3,754,000	*	79,473	79,473	—
Forest Global Convertible Fund Series A-5	$16,898,000	1.74%	357,737	357,737	—
Forest Multi-Strategy Master Fund SPG, on behalf of Series F, Multi-Strategy Segregated Portfolio	$2,046,000	*	43,314	43,314	—
FreeState Health Plan, Inc.	$125,000	*	2,646	2,646	—
Gaia Offshore Master Fund Ltd.	$24,200,000	2.50%	512,323	512,323	—
Gasner Investors Holdings Ltd.	$3,250,000	*	68,803	68,803	—
Genesee County Employees’ Retirement System	$1,000,000	*	21,170	21,170	—
Goldman, Sachs & Co.(4)(9)	$5,590,000	*	325,054	118,342	206,712
Greek Catholic Union of the USA	$150,000	*	3,175	3,175	—
Group Hospitalization and Medical Services, Inc.	$1,000,000	*	21,170	21,170	—
Guggenheim Portfolio Co. XV, LLC	$1,500,000	*	31,755	31,755	—
Hamilton Multi-Strategy Master Fund L.P.	$16,300,000	1.68%	345,077	345,077	—
HealthNow New York, Inc.	$400,000	*	8,468	8,468	—
HFR CA Select Fund	$1,400,000	*	29,638	29,638	—
Highbridge International LLC	$38,800,000	4.00%	821,411	821,411	—
HSBC Trustee, Zola Managed Trust	$500,000	*	10,585	10,585	—
IDEX — Transamerica Convertible Securities Fund(5)	$1,900,000	*	40,223	40,223	—
Jackson County Employees’ Retirement System	$450,000	*	9,526	9,526	—
JC Penney Insurance Co. Group(5)	$1,600,000	*	33,872	33,872	—
JP Morgan Securities Inc.(4)	$21,165,000	2.18%	448,071	448,071	—
KBC Financial Products USA Inc.(4)	$1,750,000	*	37,048	37,048	—
Knoxville Utilities Board Retirement System	$185,000	*	3,916	3,916	—
Laurel Ridge Capital, LP	$7,700,000	*	163,012	163,012	—
Levco Alternative Fund, Ltd.(5)	$8,445,000	*	178,784	178,784	—
LLT Limited	$1,356,000	*	28,707	28,707	—
Louisiana Worker’s Compensation Corporation	$500,000	*	10,585	10,585	—
Lyxor Master Fund(5)	$7,000,000	*	148,192	148,192	—
Lyxor Master Fund c/o Forest Investment Management L.L.C.(5)	$12,080,000	1.25%	255,738	255,738	—
Lyxor Master Fund c/o Zola Capital Management	$3,600,000	*	76,213	76,213	—

	Aggregate Principal	Percentage
	Amount at Maturity	of	Number of	Number of	Number of
	of Debentures	Debentures	Shares of	Shares of	Shares of
	Owned Before	Outstanding	Common Stock	Common Stock	Common Stock
	Offering and That	Before	Held Before	Offered for	Held After
Name	May Be Sold	Offering	Offering(1)	Sale(1)(2)	Offering(3)

Lyxor/AM Investment Fund Ltd.	$1,250,000	*	26,463	26,463	—
Lyxor/ Gaia II Fund Ltd.	$5,400,000	*	114,320	114,320	—
Lyxor/ JLC Fund, Ltd.(5)	$631,000	*	13,358	13,358	—
Macomb County Employees’ Retirement System	$410,000	*	8,679	8,679	—
Man Convertible Bond Master Fund, Ltd.	$12,275,000	1.27%	259,866	259,866	—
Merrill Lynch, Pierce, Fenner & Smith Incorporated(4)	$54,700,000	5.64%	1,158,020	1,158,020	—
Microsoft Corporation	$3,010,000	*	63,722	63,722	—
MLQA Convertible Securities Arbitrage, Ltd.(5)	$12,500,000	1.29%	264,630	264,630	—
Motion Picture Industry Health Plan — Active Member Fund	$545,000	*	11,537	11,537	—
Motion Picture Industry Health Plan — Retiree Member Fund	$340,000	*	7,197	7,197	—
Natexis Banques Populaires	$7,000,000	*	148,192	148,192	—
Nicholas Applegate Investment Grade Convertible	$20,000	*	423	423	—
Nisswa Master Fund Ltd.	$4,000,000	*	84,681	84,681	—
NMS Services (Cayman) Inc.(5)	$5,000,000	*	105,852	105,852	—
NORCAL Mutual Insurance Company	$800,000	*	16,936	16,936	—
Norwich Union Life & Pensions Global Convertibles	$4,500,000	*	95,266	95,266	—
Oakwood Healthcare Inc. (Pension)	$200,000	*	4,234	4,234	—
Oakwood Assurance Company	$65,000	*	1,376	1,376	—
Oakwood Healthcare Inc. — OHP	$15,000	*	317	317	—
Oakwood Healthcare Inc. Endowment	$10,000	*	211	211	—
Oakwood Healthcare Inc. Funded Depreciation	$110,000	*	2,328	2,328	—
OCM Convertible Trust	$5,465,000	*	115,696	115,696	—
Onyx Fund Holdings, LDC	$1,700,000	*	35,989	35,989	—
Oppenheimer Convertible Securities Fund(5)	$5,000,000	*	105,852	105,852	—
OZ Convertible Master Fund, Ltd.	$1,119,000	*	23,689	23,689	—
OZ Master Fund, Ltd.	$13,801,000	1.42%	292,172	292,172	—
Partner Reinsurance Company Ltd.	$1,735,000	*	36,730	36,730	—
Physician’s Reciprocal Insurers Account #7	$2,200,000	*	46,574	46,574	—
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union	$1,000,000	*	21,170	21,170	—
Prisma Foundation	$110,000	*	2,328	2,328	—
Privilege Portfolio SICAV	$5,000,000	*	105,852	105,852	—
Purchase Associates, L.P.(5)	$1,840,000	*	38,953	38,953	—
Quest Global Convertible Master Fund, Ltd.	$4,000,000	*	84,681	84,681	—
Qwest Occupational Health Trust	$585,000	*	12,384	12,384	—
R2 Investments, LDC	$675,000	*	14,290	14,290	—
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio	$5,400,000	*	114,320	114,320	—
Ramius Capital Group(5)	$750,000	*	15,877	15,877	—
Ramius Master Fund, Ltd.	$8,000,000	*	169,363	169,363	—
Ramius Partners II, LP	$350,000	*	7,409	7,409	—
Ramius, LP	$200,000	*	4,234	4,234	—
RBC Alternative Assets LP c/o Forest Investment Management L.L.C.	$1,274,000	*	26,971	26,971	—
RCG Baldwin, LP	$600,000	*	12,702	12,702	—
RCG Halifax Master Fund, LTD	$1,500,000	*	31,755	31,755	—
RCG Latitude Master Fund, LTD	$8,000,000	*	169,363	169,363	—

	Aggregate Principal	Percentage
	Amount at Maturity	of	Number of	Number of	Number of
	of Debentures	Debentures	Shares of	Shares of	Shares of
	Owned Before	Outstanding	Common Stock	Common Stock	Common Stock
	Offering and That	Before	Held Before	Offered for	Held After
Name	May Be Sold	Offering	Offering(1)	Sale(1)(2)	Offering(3)

RCG Multi Strategy Master Fund, LTD	$500,000	*	10,585	10,585	—
Relay 11 Holdings c/o Forest Investment Management L.L.C.	$701,000	*	14,840	14,840	—
Royal Bank of Canada(5)	$10,000,000	1.03%	327,932	211,704	116,228
Sagamore Hill Hub Fund Ltd.	$22,500,000	2.32%	476,334	476,334	—
Salomon Smith Barney Inc.(4)	$16,800,000	1.73%	355,662	355,662	—
San Diego County Employee Retirement Association	$1,000,000	*	21,170	21,170	—
SCI Endowment Care Common Trust Fund — First Union	$80,000	*	1,693	1,693	—
SCI Endowment Care Common Trust Fund — National Fiduciary Services	$270,000	*	5,716	5,716	—
SCI Endowment Care Common Trust Fund — Suntrust	$100,000	*	2,117	2,117	—
SEI Private Trust Company	$860,000	*	18,206	18,206	—
Silverback Master, LTD	$10,000,000	1.03%	211,704	211,704	—
Southdown Pension Plan	$175,000	*	3,704	3,704	—
Southern Farm Bureau Life Insurance Company	$2,000,000	*	42,340	42,340	—
Sphinx Convertible Arbitrage c/o Forest Investment Management L.L.C.	$543,000	*	11,495	11,495	—
Sphinx Convertible Arbitrage Fund SPC	$70,000	*	1,481	1,481	—
SPT	$2,400,000	*	50,808	50,808	—
St. Thomas Trading, Ltd.(5)	$27,825,000	2.87%	589,066	589,066	—
State Employees’ Retirement Fund of the State of Delaware	$2,305,000	*	48,797	48,797	—
Sturgeon Limited	$2,063,000	*	43,674	43,674	—
Sunrise Partners Limited Partnership(5)	$6,700,000	*	155,041	141,841	13,200
Swiss Re Financial Products Corporation(5)	$41,900,000	4.32%	887,039	887,039	—
Teachers Insurance and Annuity Association	$12,700,000	1.31%	268,864	268,864	—
Topanga XI(5)	$9,606,000	*	203,362	203,362	—
Transamerica Life Insurance & Annuities Corp.(5)	$39,200,000	4.04%	829,879	829,879	—
UBS AG LON F/ B/ O PB(4)	$17,500,000	1.80%	370,482	370,482	—
UBS O’Connor LLC F/ B/ O O’Connor Global Convertible Arbitrage Master Ltd.	$5,100,000	*	107,969	107,969	—
UBS Securities LLC	$1,850,000	*	39,165	39,165	—
Union Carbide Retirement	$1,700,000	*	35,989	35,989	—
United Food and Commercial Workers Local 1262 and Employers Pension Fund	$860,000	*	18,206	18,206	—
Univar USA Retirement Plan	$430,000	*	9,103	9,103	—
White River Securities L.L.C.(4)	$15,000,000	1.55%	317,556	317,556	—
Windmill Master Fund, L.P.	$16,900,000	1.74%	357,779	357,779	—
Wolverine Asset Management, LLC(5)	$5,194,000	*	109,959	109,959	—
XAVEX Convertible Arbitrage #5	$500,000	*	10,585	10,585	—
XAVEX Convertible Arbitrage 4 Fund c/o Forest Investment Management L.L.C.	$520,000	*	11,008	11,008	—
Zazove Convertible Arbitrage Fund, L.P.	$4,000,000	*	84,681	84,681	—
Zazove Hedged Convertible Fund, L.P.	$3,500,000	*	74,096	74,096	—
Zazove Income Fund, L.P.	$3,000,000	*	63,511	63,511	—
Zola Partners, L.P.	$2,100,000	*	44,457	44,457	—
Zurich Institutional Benchmarks Master Fund Ltd.	$4,000,000	*	84,681	84,681	—

	Aggregate Principal	Percentage
	Amount at Maturity	of	Number of	Number of	Number of
	of Debentures	Debentures	Shares of	Shares of	Shares of
	Owned Before	Outstanding	Common Stock	Common Stock	Common Stock
	Offering and That	Before	Held Before	Offered for	Held After
Name	May Be Sold	Offering	Offering(1)	Sale(1)(2)	Offering(3)

Zurich Master Hedge Fund c/o Forest Investment Management L.L.C.	$3,461,000	*	73,270	73,270	—
All other Holders of the Debentures or future transferees, pledges, donees, assignees or successors of any such holders(7)	$720,000	0.07%	15,242	15,242	— (8)

Total	$969,790,000	100.00%	20,903,349	20,530,765	372,584

*	Less than one percent (1%).

(1)	Assumes conversion of all of the holder’s Debentures at the initial conversion rate of 21.1704 shares of Common Stock per $1,000 principal amount at maturity of the Debentures which gives effect to the four-for-one stock split effected on June 18, 2003. This conversion rate is subject to further adjustment as described under “Description of Debentures — Conversion Rate Adjustments.” As a result, the number of shares of our Common Stock issuable upon conversion of the Debentures may increase or decrease in the future. In addition, the number of shares of Common Stock listed for each holder does not include fractional shares. Holders will receive a cash payment for any fractional share resulting from conversion of the Debentures, as described under “Description of Debentures — Conversion Rate and Conversion Procedures.”

(2)	The shares of Common Stock that may be sold upon conversion of the Debentures by any selling securityholder will not represent 1% or more of our outstanding Common Stock.

(3)	Assumes all of the Debentures and shares of Common Stock issuable upon their conversion are sold in the offering. Share numbers have been adjusted to reflect the four-for-one stock split.

(4)	This selling securityholder has identified itself as a registered broker-dealer and, accordingly, an underwriter. Please see “Plan of Distribution” for required disclosure regarding these selling securityholders.

(5)	This selling securityholder has identified itself as an affiliate of a broker-dealer. Please see “Plan of Distribution” for required disclosure regarding these selling securityholders.

(6)	Includes options to purchase 2,908 shares of the Common Stock.

(7)	New selling securityholders, if any, will be set forth from time to time in post-effective amendments to the registration statement of which this prospectus forms a part or prospectus supplements, as required.

(8)	Assumes that any other holders of Debentures, or any future transferees, pledgees, donees or successors of or from any such other holders of Debentures do not beneficially own any Common Stock other than the Common Stock issuable upon conversion of the Debentures.

(9)	Goldman, Sachs & Co. was the Initial Purchaser of the Debentures.